Exhibit 23.1

                        [Letterhead of DANZIGER & HOCHMAN]
 January 16, 2007

 Board of Directors
 On The Go Healthcare, Inc.
 85 Corstate Avenue
 Unit #1
 Concord, Ontario
 L4K 4Y2

 Dear Sirs:

 This letter is to constitute our consent to include the Report of Independent Public Accounting Firm of On The Go Healthcare, Inc. as of July 31, 2005 and July 31, 2006 in the Registration Statement filed on Form S8 contemporaneously herewith and subject to any required amendments thereto.


 Yours very truly,

 DANZIGER & HOCHMAN


 /s/DAVID DANZIGER
 -------------------------
 DAVID DANZIGER

 DANZIGER & HOCHMAN
 Chartered Accountants

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